As filed with the Securities and Exchange Commission on June 4, 2013

Registration No. 333-168946

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T-Mobile US, Inc.

(Exact name of Registrant as specified in its charter)

DELAWARE	20-0836269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12920 SE 38th Street

Bellevue, Washington

98006-1350

(Address of principal executive offices, including zip code)

METROPCS COMMUNICATIONS, INC. 2010

EQUITY INCENTIVE COMPENSATION PLAN

(Full title of the plan)

David A. Miller

12920 SE 38th Street

Bellevue, Washington 98006-1350

(425) 378-4000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

J. Sue Morgan

Eric A. DeJong

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, Washington 98101

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT

DEREGISTRATION OF SECURITIES

T-Mobile US, Inc., formerly known as MetroPCS Communications, Inc., (the “Registrant”) is filing this post-effective amendment to deregister certain of the securities originally registered by the Registrant pursuant to the Registration Statement on Form S-8 (File No. 333-168946), filed with the Securities and Exchange Commission on August 19, 2010 (the “Registration Statement”), which registered 9,037,912 (after giving effect to the reverse stock split consummated by the Registrant on April 30, 2013) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable under the terms of the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan (the “ Plan”).

The Plan was frozen upon stockholder approval of the Registrant’s 2013 Omnibus Incentive Plan on June 4, 2013, and as of the date of filing this Post-Effective Amendment No. 1 to the Registration Statement, and no new awards will be granted under the Plan. Accordingly, the Registrant hereby deregisters 3,079,236 (after giving effect to the reverse stock split consummated by the Registrant on April 30, 2013) shares of the Registrant’s Common Stock previously registered on the Registration Statement that have not been and will not be issued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 4, 2013.

T-Mobile US, Inc.

/S/ JOHN J. LEGERE
By:	John J. Legere
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities indicated below on June 4, 2013.

Signature	Title

/s/ JOHN J. LEGERE	President, Chief Executive Officer and Director (Principal Executive Officer)
John J. Legere

/s/ J. BRAXTON CARTER	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
J. Braxton Carter

/s/ TIMOTHEUS HÖTTGES	Director and Chairman of the Board of Directors
Timotheus Höttges

/s/ RAPHAEL KÜBLER	Director
Raphael Kübler

/s/ THORSTEN LANGHEIM	Director
Thorsten Langheim

/s/ LAWRENCE H. GUFFEY	Director
Lawrence H. Guffey

/s/ RENÉ OBERMANN	Director
René Obermann

/s/ W. MICHAEL BARNES	Director
W. Michael Barnes

/s/ JAMES N. PERRY, JR.	Director
James N. Perry, Jr.

/s/ SRIKANT M. DATAR	Director
Srikant M. Datar

/s/ TERESA A. TAYLOR	Director
Teresa A. Taylor

/s/ KELVIN R. WESTBROOK	Director
Kelvin R. Westbrook

/s/ Michael J. Morgan	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)
Michael J. Morgan